                                                                       Exhibit G



Antwerpse Diamantbank NY                                                  [LOGO]
    Free translation


Confidential                              Antwerpen, 5th October 2001

                                          LAZARE KAPLAN BELGIUM (LKB) NV
                                          Hoveniersstraat 30 bus 162
                                          B-2018 ANTWERPEN 1

This letter replaces our confirmation letter dated 13th June 2001.

Dear Sirs,

Referring to our recent conversations we have the pleasure to confirm that our bank is willing to continue the existing bank relation and credits, with retention of the existing guarantees and collaterals, without debt novation and subject to the modalities and conditions as stipulated here below.

1. Amount

   A credit of a countervalue of maximum 15.000.000 US$ (fifteen million US dollars).
   Drawings will only be permitted in US dollars and Belgian Francs.

2. Utilisation forms and modalities

   In principle the aforesaid credit is only to be utilised for overdrafts in current accounts. Utilisation, other than overdrafts in current accounts (e.g. straight loans, discount, bank guarantees issued by us, forward contracts, ...), as well as utilisation not directly connected to your diamond activities, always requires a preliminary and explicit consent of our bank.

   This credit is to be utilised according to the modalities as specified in annex 1.

3. Interest conditions

   With regard to the overdrafts in current accounts, following interests and provisions will be charged : debt interest : for utilisations in BEF : base rate BEF-ADB (presently 5,60% per annum) increased with 1,50% per annum, for utilizations in USD : base rate USD-ADB (presently 4,75% per annum) increased with 1,50% per annum.

   overdraft provision : nil.

   Changes in aforesaid base rates will be communicated as the occasion arises, either by letter or by computer generated message.

   With regard to possible utilizations as overdrafts in current account in other currencies than BEF or USD and utilizations other than overdrafts in current account, the debt interest and/or commission will be fixed the moment these utilizations are authorized.

   As well as for possible overdrawing of credit facilities (cfr article 6 of our General Credit Granting Conditions) or in case of insufficient collateral(s) (cfr 'utilisation modalities' in present letter), the Bank has the right to increase aforesaid conditions with maximum 0,50%.

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Pelikanstraat 54     Tel.      :     03/204.72.04       H.R.A.    30908
B-2018 Antwerpen 1   Telefax   :     03/233.90.95       P.R.      000-0018639-15
                     Telex     :     31673 ADIABA B     BTW       BE 404.465.551
                     Swift     :     ADIABE 22
                                                                             p 2

                                            Antwerpen, 5th October 2001

                                            LAZARE KAPLAN BELGIUM (LKB) NV
                                            Hoveniersstraat 30 bus 162
                                            B-2018 ANTWERPEN 1

4. General Conditions

   The granting of this credit is governed by our General Conditions for Banking Operations(1) and by our General Credit Granting Conditions(2) of which you already received a copy and to which you already explicitly agreed and enclosed addendum dated 5th October, 2001. As far as necessary the acceptance of this credit reconfirms your agreement with said General Conditions. Furthermore, deviating from the above-mentioned General Credit Granting Conditions, it is agreed that you as well as our bank have the right to terminate above-mentioned credit at any time unconditional and without any term of notice. Moreover we link to this credit the stipulations specified in annex 1 and we stipulate further that the credit granted by our bank implies that you will at least once a year provide us with a full insight information on your financial structure and that you will offer no personal guarantees and/or collateral to any other financial institution or to any third party without the preliminary and written consent of our bank, except as for the stipulations in your letter dated September 8, 1999 regarding the existing credit facilities and except as for possible limitations resulting from point 5 of the 'Sixth Amendment and Agreement to Loan Agreement' of November 2000 between Lazare Kaplan Inc., Fleet Bank N.A. and Bank Leumi U.S.A.

   Without prejudice to the foregoing, personal guarantees or collateral covering a credit or granted, for whatever reason, to other financial institutions or to third parties will, in all instances also have to be granted to the bank in proportion to the credit granted by the latter.

5. Guarantees and Collateral

   As guarantee for all amounts you are or will be due to our bank in view of this credit, besides the activity linked collateral stipulated in annex 1, following guarantees and commitments are granted:

   -- a corporate guarantee of LAZARE KAPLAN INTERNATIONAL INC, New York, acting amongst others through its LAZARE KAPLAN DIVISION (New York), PREFERRED DIAMONDS DIVISION (New York), SCIENTIFIC DIVISION (New York) and LAZARE KAPLAN (PUERTO RICO) DIVISION (Puerto Rico), for the total engagements

   -- a corporate guarantee of LAZARE KAPLAN AFRICA INC, Delaware for the total engagements

   -- a corporate guarantee of LAZARE KAPLAN EUROPE INC, Delaware for the total engagements

   -- a corporate guarantee of LAZARE KAPLAN JAPAN INC, Delaware for the total engagements

   -- the exclusivity of credit granting

   Additional or complementary collateral which we would obtain (cfr art. 15 of our aforesaid General Credit Granting Conditions) will also be registered on a subdivision of your basic number in our books.

   LAZARE KAPLAN INTERNATIONAL INC., New York, makes itself strong that, should one or more of the companies mentioned below, would become active and/or would remarkably be capitalised, our bank will obtain the guarantee(s) of said company(ies):

   -- LAZARE KAPLAN (SIERRA LEONE) LTD, Bermuda

   -- LAZARE KAPLAN GHANA LTD, Bermuda

   -- LAZARE KAPLAN (BERMUDA) LTD, Bermuda

   -- KAPLAN OFFSHORE TRADING LTD, Bermuda

   -- LKN DIAMOND COMPANY, Bermuda

   -- LK ENTERPRISES INC, Delaware

   -- RCS INC, Delaware

   -- LK RUSSIA INC, Delaware

   -- LAZARE KAPLAN BELGIUM JEWELRY NV

----------

(1) Registered in Antwerp 10, five page, no forwarding, part 540 page 81 section 13 on 2nd November 2000.

(2) Registered in Antwerpen 10, three page, no forwarding part 535 page 2 section 26 on 11th March 1999.

--------------------------------------------------------------------------------
Pelikanstraat 54     Tel.      :     03/204.72.04       H.R.A.    30908
B-2018 Antwerpen 1   Telefax   :     03/233.90.95       P.R.      000-0018639-15
                     Telex     :     31673 ADIABA B     BTW       BE 404.465.551
                     Swift     :     ADIABE 22
                                                                             p 3

                                            Antwerpen, 5th October 2001

                                            LAZARE KAPLAN BELGIUM (LKB) NV
                                            Hoveniersstraat 30 bus 162
                                            B-2018 ANTWERPEN 1


We kindly request you to confirm your agreement with the contents of the present letter by returning to us within 15 days the attached copy of this letter, signed by your legal representatives, under your company's legal seal and hand-written statement 'seen and approved'.


                               Yours faithfully,




                 Yves Mertens                      Willy Laeremans
               Credit Division                     Credit Division
                Vice President                  Senior Vice President



--------------------------------------------------------------------------------
Pelikanstraat 54     Tel.      :     03/204.72.04       H.R.A.    30908
B-2018 Antwerpen 1   Telefax   :     03/233.90.95       P.R.      000-0018639-15
                     Telex     :     31673 ADIABA B     BTW       BE 404.465.551
                     Swift     :     ADIABE 22

Antwerpse Diamantbank NV                                                 [LOGO]
          Free translation

Confidential                              Antwerp, 5th October 2001

                                          LAZARE KAPLAN BELGIUM (LKB)
                                          Hoveniersstraat 30 B 162
                                          B-2018 ANTWERPEN 1

Annex 1 to credit confirmation dated 5th October 2001

-----------------------------------------------------

Credit modalities:

15.000.000 US$ facility
   9.000.000 US$ overdraft
     9.000.000 US$ activity linked
       9.000.000 US$ sales
                       export outsiders, personal transport
                       local sales

       9.000.000 US$ purchases
                       CSO purchases (1 sight, 45 days)
                       Local purchases (rough, 30 days)
                       Non-CSO purchases import (rough, 30 days)
                       Non-CSO purchases import (excl. Russia, polished 30 days) Non-CSO purchases import (polished, Russia, 60 days) Non-CSO purchases import (polished, LKI, 60 days) prefinance import (rough, 15 days, Transhex (S.-Africa)

   1.500.000 US$ overdraft
     1.500.000 US$ activity linked
       1.500.000 US$ sales
                       export outsiders, personal transport
                       local sales

     1.500.000 US$ purchases
                       CSO-purchases (2 sights)

  12.000.000 US$ overdraft
    12.000.000 US$ activity linked
      12.000.000 US$ sales
                       export free
                       local sales

    174.000 BEF guarantee
      174.000 BEF not activity linked
        174.000 BEF blank

Utilization within this credit may not exceed the counter value of 600.000.000 BEF (six hundred million Belgian Franc).

Possible bank guarantees issued by us to third parties are granted in application of above mentioned overdraft facilities.

In order to make and keep them acceptable to us, aforesaid activity linked collateral have to meet our administrative and term demands in force up to now and we reserve ourselves the right not to accept sales to some of your buyers as collateral.


--------------------------------------------------------------------------------
Pelikanstraat 54     Tel.      :     03/204.72.04       H.R.A.    30908
B-2018 Antwerpen 1   Telefax   :     03/233.90.95       P.R.      000-0018639-15
                     Telex     :     31673 ADIABA B     BTW       BE 404.465.551
                     Swift     :     ADIABE 22

                                          Antwerp, 5th October 2001

                                          LAZARE KAPLAN BELGIUM (LKB)
                                          Hoveniersstraat 30 B 162
                                          B-2018 ANTWERPEN 1

Annex 1 to credit confirmation dated 5th October 2001 (continuation)

-----------------------------------------------------

Furthermore, your credit withdrawal possibilities will be restricted, by no longer allowing withdrawal under your credit facility with an amount equal to the receivables you domicile with our Bank for coverage of your credit withdrawals, but which have clearly not been paid on time through your account with our Bank, as follows:

a) no longer allowing withdrawals under your credit line amounting to your local invoices domiciled at our Bank, drawn on Antwerp buyers which have not been received through our Bank 30 days after the invoice was due.

b) no longer allowing withdrawals under your credit line amounting to your export invoices domiciled at our Bank, drawn on foreign buyers which have not been received through our Bank 180 days after date of shipments of the goods.




--------------------------------------------------------------------------------
Pelikanstraat 54     Tel.      :     03/204.72.04       H.R.A.    30908
B-2018 Antwerpen 1   Telefax   :     03/233.90.95       P.R.      000-0018639-15
                     Telex     :     31673 ADIABA B     BTW       BE 404.465.551
                     Swift     :     ADIABE 22

Antwerpse Diamantbank NV                                                  [LOGO]
   Free translation

Confidential                                Antwerp, 5th October 2001

                                            LAZARE KAPLAN BELGIUM (LKB) NV
                                            Hoveniersstraat 30 B 162
                                            B-2018 ANTWERPEN 1

        Addendum to our credit confirmation letter dated 5th October 2001


Dear sirs

Referring to our recent conversations concerning your credit facility, our bank is willing to provide the following modifications to the General Conditions for Banking Operations and the General Credit Granting Conditions related to your credit.

1. General Conditions for Banking Operations

   Article 29bis
   Not applicable.

   Article 34
   The adaptations as set forth here below of article 10 and article 12 of our General Credit Granting Conditions are also applicable on this article.

2. General Credit Granting Conditions

   Article 7, paragraph 1, 3rd sentence
   This clause does not undermine the, agreed upon, interest rate as set forth in the loan documentation.

   Article 12
     Paragraph 2 (point 1)
     The reference to inaccurate or incomplete information is limited by 'in any material respect'.

     Paragraph 5 (point 4)
     Non payment of preferred creditors refers to non payments of 'material claims' of such creditors.

     Paragraph 9 (point 8)
     We confirm that this clause refers to acceleration of debts owed to
     (an)other financial institution(s) prior to their normal due date.

   Article 13, paragraph 1
   Following the word 'information' insert 'reasonable'.

   Article 13, paragraph 2
   Following the word 'documentation' insert 'reasonable' and following the word 'lend' please insert 'reasonable'.

   Article 15, paragraph 1
   Following the phrase 'to the extent' insert 'reasonably' requested by it.

   Article 16 (last full line)
   Insert 'reasonably' before 'regarded by the Bank as acceptable'.

   Article 22, paragraph 1 (last sentence)
   Insert 'in a material respect' after the words 'the same obligations'.

   Article 22, paragraph 2 (last sentence)
   Insert 'in a material respect' after the word 'grant'.

   Article 22, last paragraph
   Not applicable.

                                                             Antwerp, 15/12/2000
The undersigned    LAZARE KAPLAN BELGIUM NV
                   Hoveniersstraat 30
                   2018 Antwerpen (BELGIUM)
                   hereinafter called THE GUARANTOR

acting jointly with other guarantors if any, and committing his successors and heirs under the same terms, undertakes to guarantee, jointly and indivisibly, with waiver of the benefit of discussion and of splitting of the debts, to the extent of, the total of the engagements

in principal as well as contractual and legal interests and commissions, legal and extra-legal costs, the debt which

                   LAZARE KAPLAN INTERNATIONAL INC.
                   529 Fifth Avenue
                   NEW YORK, USA
                   hereinafter called THE PRINCIPAL DEBTOR

owes or would owe the ANTWERPSE DIAMANTBANK NV, hereinafter called THE BANK, by reason of credits, advances on current account, tender for discount by himself or by third parties of commercial paper signed by him, stock exchange transactions, given collateral or guarantees, and in general by reason of any bank transaction which involve liabilities towards THE BANK.

When claimable the principal amount will bear interest, costs and commissions, as fixed towards THE PRINCIPAL DEBTOR, and these will be charged periodically to THE PRINCIPAL DEBTOR as well as to THE GUARANTOR, until the complete reimbursement of the whole debt. This applies in case THE BANK would claim judicially or extra-judicially the repayment as well as in case of bankruptcy, receivership, convocation of the creditors, etc., of THE PRINCIPAL DEBTOR.

The claim for reimbursement of the principal, interests, costs and commissions will be validly notified by way of registered letter.

THE GUARANTOR can only terminate his guarantee by sending a registered letter one month in advance. This delay of one month takes effect the day on which THE BANK receives the letter. This termination only applies to the liabilities arisen as from the day after the expiration of this delay.

The credits guaranteed may always be increased and their kind, conditions and utilisation modalities may always be modified and securities may always be modified and obtained, without obligation for THE BANK to notify THE GUARANTOR and without this latter having the right to claim renewal of the debt.

The present guarantee keeps on existing in spite of expiration of other personal and real securities, guaranteeing the claim versus THE PRINCIPAL DEBTOR, even if such expiration is due to an action or omission by THE BANK. Consequently, THE GUARANTOR waives to the benefit of article 2037 of the Civil Code.

THE GUARANTOR discharges THE BANK from the obligation to let protest any commercial paper, to notify any non-acceptance or non-payment of same, or to observe the legally prescribed delays. THE GUARANTOR releases THE BANK in any case from all responsibility due to any omission, any negligence or any committed mistake relating to these formalities.

This discharge and this release apply to all commercial paper, the payment of which can be laid on the charge of THE GUARANTOR or THE PRINCIPAL DEBTOR.

The present guarantee becomes partially or totally due as of right, even with waiver to other personal or real guarantees as soon as the principal debt becomes totally or partially claimable and more particularly in case THE PRINCIPAL DEBTOR calls his creditors judicially or amicably, asks payment terms, has his signature protested and in case of seizure on his charge.

THE GUARANTOR declares that THE BANK will have given sufficient evidence of its claim against THE PRINCIPAL DEBTOR by submitting a certified excerpt of his statements, by its records or any other document.

THE GUARANTOR waives expressly any amicable or judicial recourse on THE PRINCIPAL DEBTOR for the repayment of any claims, until the claims of THE BANK will be completely settled.

Payments made by THE GUARANTOR will not allow him to subrogate himself in the rights of THE BANK, neither to exercise any recourse against THE PRINCIPAL DEBTOR, as long as the latter has any liability to THE BANK. In case of bankruptcy, receivership, amicable distribution or liquidation, THE BANK will have the right to enforce completely its claims, without taking into account the payments whenever effected by THE GUARANTOR, but with the only obligation to refund the latter any money paid in excess.

THE GUARANTOR expressly acknowledges that he remains bound to the total extent of the obligations of THE PRINCIPAL DEBTOR both in the event of a suspension of payments as a consequence of a judicial composition and in the event of a declaration of exoneration by THE PRINCIPAL DEBTOR in a case of bankruptcy.

THE GUARANTOR recognises expressly that THE BANK may become a party to all agreements, arrangements or amicable settlements with or without remissions of debt which would be proposed by THE PRINCIPAL DEBTOR, without prejudice to the rights resulting from this deed.

The registration fees and all other expenses resulting from the present deed will be paid by THE GUARANTOR.

For the execution of this guarantee as well as for anything relating thereto, THE GUARANTOR elects domicile at his above mentioned address, where all deeds, notwithstanding any possible modification of address, will be legally notified.

All legal suits relating to this deed will be settled by the courts of Antwerp according to Belgian law; only THE BANK can file the lawsuit before the courts where THE GUARANTOR or THE PRINCIPAL DEBTOR have their domicile, with local law then governing.

Good for joint and indivisible guarantee to    Good for joint and indivisible guarantee to
the extent of the total of the engagements of  the extent of the total of the engagements of
the principal debtor                           the principal debtor

ILLEGIBLE                                      ILLEGIBLE
As Chairman of                                 As Secretary of
Lazare Kaplan Belgium N.V.                     Lazare Kaplan Belgium N.V.
October 29, 2001                               October 29, 2001






N.B. THE GUARANTOR is requested to have his signature preceded by the hand written words 'good for joint and indivisible guarantee to the extent of the total of the engagements of THE PRINCIPAL DEBTOR.'